Exhibit (m)(iv) under Form N-1A
                                              Exhibit 1 under Item 601/ Reg. S-K

                              THE RIVERFRONT FUNDS

                             DISTRIBUTOR'S CONTRACT

         AGREEMENT made as of this 1st day of February, 1999, by and between The Riverfront Funds (the "Trust"), an Ohio business trust, and Edgewood Services, Inc. ("Edgewood"), a New York corporation.

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. Effective February 1, 1999, the Trust hereby appoints Edgewood as its principal underwriter and agent to sell and distribute shares of the Trust which may be offered in one or more series (the "Funds") consisting of one or more classes (the "Classes") of shares (the "Shares"), as described and set forth on one or more exhibits to this Agreement, at the current offering price thereof as described and set forth in the current Prospectus(es) of the Trust. Edgewood hereby accepts such appointment and agrees to provide such other services for the Trust, if any, and accept such compensation from the Trust, if any, as set forth in the applicable exhibits to this Agreement.

     2. The sale of any Shares may be suspended without prior notice whenever in the judgment of the Trust it is in its best interest to do so.

     3. Neither Edgewood nor any other person is authorized by the Trust to give any information or to make any representation relative to any Shares other than those contained in the Registration Statement, Prospectus(es), or Statement(s) of Additional Information ("SAI(s)") filed with the Securities and Exchange Commission, as the same may be amended from time to time, or in any supplemental information to said Prospectus(es) or SAI(s) approved by the Trust. Edgewood agrees that any other information or representations other than those specified above which it or any dealer or other person who purchases Shares through Edgewood may make in connection with the offer or sale of Shares, shall be made entirely without liability on the part of the Trust. No person or dealer, other than Edgewood, is authorized to act as agent for the Trust for the purpose of offering and selling the Shares. Edgewood agrees that in offering or selling Shares as agent of the Trust, it will, in all respects, duly conform to all applicable state and federal laws and regulations and the rules and regulations of the National Association of Securities Dealers, Inc., including its Conduct Rules (formerly called the Rules of Fair Practice). Edgewood will submit to the Trust copies of all sales literature before using the same and will not use such sales literature if disapproved by the Trust.

     4. This Agreement is effective with respect to each Fund and each Class, as applicable, as of the effective date of the applicable exhibit and shall continue in effect with respect to each such Fund or Class presently set forth on an exhibit and any subsequent Funds or Classes added pursuant to an exhibit during the initial term of this Agreement for one year from the effective date set forth above, and thereafter for successive periods of one year if such continuance is approved at least annually by the Trustees of the Trust including a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of any Distribution Plan relating to the Trust or in any related documents to such Plan ("Disinterested Trustees") cast in person at a meeting called for that purpose. If a Fund or Class is added after the first annual approval by the Trustees as described above, this Agreement will be effective as to that Fund or Class upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Agreement by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

   5. This Agreement may be terminated with regard to a particular Fund or Class at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees or by a majority of the outstanding voting securities of the particular Fund or Class on not more than sixty (60) days' written notice to any other party to this Agreement. This Agreement may be terminated with regard to a particular Fund or Class by Edgewood upon sixty (60) days' written notice to the Trust.

   6. This Agreement may not be assigned by Edgewood and shall automatically terminate in the event of an assignment by Edgewood as defined in the Investment Company Act of 1940, as amended, provided, however, that Edgewood may employ such other person, persons, corporation or corporations as it shall determine in order to assist it in carrying out its duties under this Agreement so long as Edgewood shall remain liable for its obligations to the Trust hereunder.

   7. Edgewood shall not be liable to the Trust for anything done or omitted by it, except acts or omissions involving willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties imposed by this Agreement.

   8. This Agreement may be amended at any time by mutual agreement in writing of all the parties hereto, provided that such amendment is approved by the Trustees of the Trust including a majority of the Disinterested Trustees of the Trust cast in person at a meeting called for that purpose.

     9. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     10. (a) Subject to the conditions set forth below, the Trust agrees to indemnify and hold harmless Edgewood and each person, if any, who controls Edgewood within the meaning of Section 15 of the Securities Act of 1933, as amended, and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus(es) or SAI(s) (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Trust about Edgewood by or on behalf of Edgewood expressly for use in the Registration Statement, any Prospectus(es) and SAI(s) or any amendment or supplement thereof.

              If any action is brought against Edgewood or any controlling person thereof with respect to which indemnity may be sought against the Trust pursuant to the foregoing paragraph, Edgewood shall promptly notify the Trust in writing of the institution of such action and the Trust shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. Edgewood or any such controlling person thereof shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Edgewood or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Trust. Anything in this paragraph to the contrary notwithstanding, the Trust shall not be liable for any settlement of any such claim or for any other action effected without its written consent. The Trust agrees promptly to notify Edgewood of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees or controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectus(es), or SAI(s).

     (b) Subject to the conditions set forth below, Edgewood agrees to indemnify and hold harmless the Trust, each of its Trustees, each of its officers who have signed the Registration Statement and each other person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, and Section 20 of the Securities Exchange Act of 1934, as amended, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any
          Prospectus(es) or SAI(s) (as from time to time amended and supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Edgewood about the Trust by or on behalf of the Trust expressly for use in the Registration Statement, any Prospectus(es) and SAI(s) or any amendment or supplement thereof.

              If any action is brought against the Trust , any controlling person thereof, or any other person so indemnified, with respect to which indemnity may be sought against Edgewood pursuant to the foregoing paragraph, the Trust shall promptly notify Edgewood in writing of the institution of such action and Edgewood shall assume the defense of such action, including the employment of counsel selected by Edgewood and payment of expenses. The Trust, any such controlling person thereof or any other person so indemnified, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Trust or such persons unless the employment of such counsel shall have been authorized in writing by Edgewood in connection with the defense of such action or Edgewood shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by Edgewood. Anything in this paragraph to the contrary notwithstanding, Edgewood shall not be liable for any settlement of any such claim or for any other action effected without its written consent. Edgewood agrees promptly to notify the Trust of the commencement of any litigation or proceedings against Edgewood or any of its controlling persons in connection with the issue and sale of Shares or in connection with the Registration Statement, Prospectus(es), or SAI(s).

        (c) Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

     (d) Insofar as indemnification for liabilities may be permitted pursuant to Section 17 of the Investment Company Act of 1940, as amended, for Trustees, officers, Edgewood and controlling persons of the Trust by the Trust pursuant to this Agreement, the Trust is aware of the position of the Securities and Exchange Commission as set forth in the Investment Company Act Release No. IC-11330. Therefore, the Trust
          undertakes that, in addition to complying with the applicable provisions of this Agreement, in the absence of a final decision on the merits by a court or other body before which the proceeding was brought, an indemnification payment will not be made unless in the absence of such a decision, a reasonable determination based upon factual review has been made (i) by a majority vote of a quorum of non-party Disinterested Trustees, or (ii) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence or reckless disregard of duties. The Trust further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against an officer, Trustee, Edgewood or controlling person of the Trust will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for his undertaking; (ii) the Trust is insured against losses arising by reason of any lawful advances; or (iii) a majority vote of a quorum of non-party Disinterested Trustees, or independent legal counsel in a written opinion, makes a factual determination that there is reason to believe the indemnitee will be entitled to indemnification.

   11. If at any time the Shares of any Fund are offered in two or more Classes, Edgewood agrees, as necessary, to assist in adopting a written plan pursuant to Rule 18f-3 under the Investment Company Act of 1940.

     12. This Agreement will become binding on the parties hereto upon the execution of the attached exhibits to the Agreement.





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                                    Exhibit A

                                     to the

                             Distributor's Contract

                          THE RIVERFRONT FUNDS

       THE RIVERFRONT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND

                            Investor A Shares

               THE RIVERFRONT U.S. GOVERNMENT INCOME FUND

                              Investor A Shares
                              Investor B Shares

                    THE RIVERFRONT INCOME EQUITY FUND

                              Investor A Shares
                              Investor B Shares

                THE RIVERFRONT SMALL COMPANY SELECT FUND

                              Investor A Shares
                              Investor B Shares

                THE RIVERFRONT LARGE COMPANY SELECT FUND

                              Investor A Shares
                              Investor B Shares

                      THE RIVERFRONT BALANCED FUND

                              Investor A Shares
                              Investor B Shares

      The following provisions are hereby incorporated and made part of the Distributor's Contract dated February 1, 1999 between The Riverfront Funds and Edgewood Services, Inc. ("Edgewood") with respect to the Classes of shares set forth above.

   1. Effective February 1, 1999, the Trust hereby appoints Edgewood as its principal underwriter to engage in activities principally intended to result in the sale of shares of the above-listed Classes ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust. In connection with the foregoing activities, Edgewood represents and warrants to the Trust that: (i) Edgewood is registered as a broker dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and under the securities laws of each state where such registration is necessary or appropriate ("State Broker-Dealer Laws") and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and (ii) in connection with its activities under the Distributor's Contract, Edgewood will comply with all applicable provisions of the 1934 Act and the State Broker-Dealer Laws, including the rules and regulations thereunder, and with applicable Conduct Rules of the NASD.

   2. During the term of this Agreement, the Trust will pay Edgewood under, and in accordance with, the Trust's Investor A Distribution and Shareholder Service Plan and the Trust's Investor B Distribution and Shareholder Service Plan (together, the "12b-1 Plans") for services contemplated by the 12b-1 Plans, a monthly fee computed at the annual rate of .25% of the average daily net asset value of the Investor A Shares and 1.00% of the average daily net asset value of the Investor B Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

   3. Edgewood may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as Edgewood may, by notice to the Trust, voluntarily declare to be effective.

   4. Subject to compliance with applicable provisions of Rule 12b-1 under the Investment Company Act of 1940, as amended ("Rule 12b-1") and the 12b-1 Plans, Edgewood will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. Edgewood, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by Edgewood in its sole discretion.

5. In accordance with the requirements of Rule 12b-1 and the 12b-1 Plans, Edgewood will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.

   6. Edgewood or its affiliate will review and file all sales literature (advertisements, brochures and shareholder communications) for the Trust in accordance with rules and regulations of the NASD.

7. The Trust is a business trust organized under Chapter 1746, Ohio Revised Code, and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Riverfront Funds" entered into in the name or on behalf thereof by any of its Trustees, officers, employees or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but bind only the assets of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code (or any successor provision or statute), and all persons dealing with any of the Funds or the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.



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      In consideration of the mutual covenants set forth in the Distributor's
Contract dated as of February 1, 1999 between The Riverfront Funds and Edgewood Services, Inc., The Riverfront Funds executes and delivers this Exhibit on behalf of the Funds, and with respect to the Classes thereof, first set forth in this Exhibit.

   Witness the due execution hereof as of the 1st day of February, 1999.

                                    THE RIVERFRONT FUNDS

                                    By:  /S/ JEFFREY W. STERLING

                                    Name:  Jeffrey W. Sterling
                                    Title:  Vice President and Treasurer

                                    EDGEWOOD SERVICES, INC.

                                    By:  /S/ LESLIE K. ROSS

                                    Name:  Leslie K. Ross

                                Title: Secretary